UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 21, 2016

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction

of incorporation)

001-00395	31-0387920
(Commission File Number)	(IRS Employer Identification No.)

3097 Satellite Boulevard, Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

(937) 445-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2016, NCR Corporation (the “Company”), together with NCR Receivables LLC, a wholly-owned, “bankruptcy remote” special purpose subsidiary of the Company (“NCR Receivables”), amended the existing trade receivables securitization facility (the “Facility”) pursuant to the First Amendment to the Receivables Financing Agreement (the “Amendment”), by and among the Company, NCR Receivables, each of the committed lenders, group agents and conduit lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent.

Pursuant to the Amendment, (i) the scheduled termination date of the Facility was extended to November 19, 2018, and (ii) certain other modifications were made with respect to changes in control of the Company, the ability of NCR Receivables to replace certain lenders party thereto, the ability of NCR Receivables to issue certain interests and the fees and interest payable to the lenders party thereto.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Receivables Financing Agreement, dated as of November 21, 2016, by and among NCR Receivables LLC, as borrower, NCR Corporation, as servicer, PNC Bank, National Association, as administrative agent, and PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Victory Receivables Corporation and the other lender parties from time to time party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Date: November 23, 2016	By:	/s/ Edward Gallagher
		Name:	Edward Gallagher
		Title:	Senior Vice President, Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Receivables Financing Agreement, dated as of November 21, 2016, by and among NCR Receivables LLC, as borrower, NCR Corporation, as servicer, PNC Bank, National Association, as administrative agent, and PNC Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, Victory Receivables Corporation and the other lender parties from time to time party thereto.